EXHIBIT 25.2

                  THE CIT GROUP HOLDINGS, INC.

                     Secretary's Certificate



     I, Ernest D. Stein, Executive Vice President, General Counsel, and Secretary of The CIT Group Holdings, Inc., a Delaware corporation (the "Corporation"), hereby certify that attached hereto as Exhibit A is a true, accurate and complete copy of the unanimous written consent of the Board of Directors dated February 2, 1994, and such consent has not been amended, modified, or rescinded and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Corporation this 14th day of March, 1994.


                                          /s/ ERNEST D. STEIN
                                        _______________________
                                              Secretary

[Seal]


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                  THE CIT GROUP HOLDINGS, INC.

                   BOARD OF DIRECTORS CONSENT


     The undersigned, being all of the members of the Board of Directors of The CIT Group Holdings, Inc., a Delaware corporation (the "Corporation"), hereby consent in writing, pursuant to the provisions of Section 141 (f) of the Delaware General Corporation Law, to the following resolutions:

          WHEREAS, the Corporation desires to obtain financing in public debt markets and in that connection desires to authorize Albert R. Gamper, Jr., William Baronoff, and Donald J. Rapson, and each of them, to sign, on behalf of the Corporation and certain of its directors and officers a registration statement on Form S-3, and any amendments thereto, for the registration of debt securities of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), under such terms and conditions to be determined by the Executive Committee of the Board of Directors (the "Executive Committee"), which terms and conditions may be amended from time to time;

     NOW, THEREFORE, BE IT:

               RESOLVED, that the Corporation deems it advisable and in the best interest of the Corporation for the Corporation to be in a position to obtain additional financing from time to time by means of an offering of up to $4,000,000,000 aggregate principal amount or, if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of $4,000,000,000 (all in United States dollars or an equivalent amount in another currency or composite currency) to be made (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or (iv) to dealers, from and after the date hereof on a continuing basis (such issue of debt securities or any series thereof being hereinafter sometimes referred to in these resolutions as the "Debt Securities") under such terms and conditions, which may be amended from time to time, as the Executive Committee shall determine; and

               RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized to proceed with the preparation of a registration statement on Form S-3 (such registration statement being hereinafter referred to in these resolutions as the "Registration Statement") for the registration under the Securities Act of any or all of the Debt Securities for sale, and to proceed with such financing at such time, if at all, within such period as the Executive Committee shall deem appropriate; and

               RESOLVED FURTHER, that Albert R. Gamper, Jr., William Baronoff, and Donald J. Rapson be, and each of them with full power to act with or without the others hereby is, authorized to sign the Registration Statement covering the registration under the Securities Act of the Debt Securities and any and all amendments (including post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney or attorneys for the Corporation and on behalf of and as true and lawful attorney or attorneys for the Principal Executive Officer and/or the Principal Financial Officer and/or the Principal Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Senior Executive Vice President and/or each Executive Vice President and/or each Senior Vice President and/or each Vice President and/or the Treasurer and/or the Secretary and/or the Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise).



/s/ALBERT R. GAMPER, JR.           /s/HISAO KOBAYASHI
- ------------------------           ---------------------------
Albert R. Gamper, Jr.              Hisao Kobayashi


/s/MICHIO MURATO                   /s/JOSEPH A. POLLICINO
- ------------------------           ---------------------------
Michio Murata                      Joseph A. Pollicino


/s/PAUL N. ROTH                    /s/TOMOAKI TANAKA
- ------------------------           ---------------------------
Paul N. Roth                       Tomoaki Tanaka


/s/PETER J. TOBIN                  /s/TOSHIJI TOKIWA
- ------------------------           ---------------------------
Peter J. Tobin                     Toshiji Tokiwa


/s/KEIJI TORII                     /s/WILLIAM H. TURNER
- ------------------------           ---------------------------
Keiji Torii                        William H. Turner

Dated:  February 2, 1994


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